Exhibit 99.1

SCIENTIFIC GAMES ANNOUNCES RECEIPT OF REQUIRED CONSENTS PURSUANT TO CONSENT SOLICITATION

LAS VEGAS, October 1, 2021 /PRNewswire/ -- Scientific Games International, Inc. (the “Issuer”), which is a wholly-owned subsidiary of Scientific Games Corporation (“SGMS”), announced today that it has received consents (the “Requisite Consents”) from holders of a majority of the outstanding aggregate principal amount of each of its outstanding 5.000% Senior Secured Notes due 2025 (“5% Secured Notes”), 3.375% Senior Secured Notes due 2026 (“3.375% Secured Notes”), 8.625% Senior Notes due 2025 (“8.625% Notes”), 5.500% Senior Notes due 2026 (“5.5% Notes”), 8.250% Senior Notes due 2026 (“8.25% Notes”), 7.000% Senior Notes due 2028 (“7% Notes”) and 7.250% Senior Notes due 2029 (“7.25% Notes” and, together with the 5% Secured Notes, the 3.375% Secured Notes, the 8.625% Notes, the 5.5% Notes, the 8.25% Notes and the 7% Notes, the “Notes”) to approve the adoption of certain proposed amendments to the indentures governing the Notes (the “Indentures”), which the Company requested pursuant to its previously announced consent solicitation (the “Consent Solicitation”) described in the Issuer’s Consent Solicitation Statement dated September 23, 2021 (the “Statement”). The Consent Solicitation expired at 5:00 p.m., New York City time, on September 30, 2021 (the “Expiration Date”). Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Statement.

At the Expiration Date, holders of record had validly delivered and had not validly revoked consents relating to the following respective principal amounts of the Notes:

	Outstanding Principal Amount		Aggregate Principal Amount for which Consents Delivered		% Consenting
5% Secured Notes	US$	1,250,000,000	US$	1,220,340,000	97.63%
3.375% Secured Notes		€325,000,000		€294,579,000	90.64%
8.625% Notes	US$	550,000,000	US$	546,663,000	99.39%
5.5% Notes		€250,000,000		€242,220,000	96.89%
8.250% Notes	US$	1,100,000,000	US$	1,083,744,000	98.52%
7% Notes	US$	700,000,000	US$	669,442,000	95.63%
7.25% Notes	US$	500,000,000	US$	485,917,000	97.18%

Following receipt of the Requisite Consents, the Issuer, SGMS, the other guarantors party to the Indentures and the trustee for the Indentures executed supplemental indentures (the “Supplemental Indentures”) on September 30, 2021. The Supplemental Indentures amended the Indentures’ requirement that at least 75% of the consideration received from an Asset Sale is cash or cash equivalents to reduce that percentage to 60%, solely with respect to an initial public offering relating to the intended divestiture of SGMS’ lottery business (“SG Lottery”) occurring prior to June 30, 2022, subject to the terms and conditions described in the Statement. The Supplemental Indentures became effective upon their execution and delivery and are binding on all holders of the Notes, even those who did not deliver a consent at or prior to the Expiration Date. The Proposed Amendments set forth in the Supplemental Indentures will become operative upon payment of the Consent Payment (as defined below).

Holders of record who validly delivered and did not validly revoke their consents prior to the Expiration Date will receive a pro rata portion of the aggregate consent payment (the “Consent Payment”), in the manner described in the Statement. The Company expects to make the Consent Payment on a date on or prior to the consummation of the SG Lottery IPO (as defined in the Statement), subject to the conditions set forth in the Statement. No portion of the Consent Payment will be payable with respect to any consents received after the Expiration Date or to holders of Notes who did not deliver a valid and unrevoked consent at or prior to the Expiration Date.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. The Consent Solicitation was made solely by the Statement, dated September 23, 2021, which sets forth the complete terms of the Consent Solicitation.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC were the solicitation agents in the Consent Solicitation and Global Bondholder Services Corporation served as the information, tabulation and paying agent. Persons with questions regarding the Consent Solicitation should contact Goldman Sachs & Co. LLC at (toll free) +1 (800) 828-3182 or (collect) +1 (212) 902-5962 or by e-mail at GS-LM-NYC@gs.com; Morgan Stanley & Co. LLC at (toll free) +1 (800) 624-1808 or (collect) +1 (212) 761-1057; or Global Bondholder Services Corporation, at (toll free) +1 (866) 470-3700, (banks and brokers) +1 (212) 430-3774, by facsimile (for Eligible Institutions only) at +1 (212) 430-3775/3779 or by email to contact@gbsc-usa.com.

Forward-Looking Statements

In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including Scientific Games’ current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2021 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. No assurance can be given that the transactions described herein will be consummated or as to the ultimate terms of any such transactions.